EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors

Gold Kist Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-119692) on Form S-8 of Gold Kist Inc. and subsidiaries of our reports dated December 13, 2005, with respect to the consolidated balance sheets of Gold Kist Inc. and subsidiaries as of June 26, 2004 and October 1, 2005, and the related consolidated statements of operations, patrons’ and other equity/stockholders’ equity and comprehensive income (loss), and cash flows for the years ended June 28, 2003 and June 26, 2004, the transition quarter ended October 2, 2004 and the year ended October 1, 2005 and the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of October 1, 2005 and the effectiveness of internal control over financial reporting as of October 1, 2005, which reports appear in the October 1, 2005 annual report on Form 10-K of Gold Kist Inc.

KPMG LLP

Atlanta, Georgia

December 13, 2005